UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 24, 2008

RACKABLE SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51333	32-0047154
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

46600 Landing Parkway

Fremont, CA 94538

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (510) 933-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 24, 2008 the Board of Directors of Rackable Systems, Inc. (the “Company”) appointed Jonathan J. Skoglund as the Company’s Vice President, Corporate Controller and Principal Accounting Officer.

Jonathan J. Skoglund, 39, has a long history of financial leadership within prominent public and private technology organizations. Since September 2003 he served as a corporate controller at Intuitive Surgical, focusing on the financial operations of a public company and overseeing areas such as SEC reporting, tax and accounting issues. From April 2003 to September 2003, Mr. Skoglund served as a corporate controller at Sipex Corporation. Mr. Skoglund earned his Master of Business Administration from Santa Clara University and his Bachelor of Arts in Business and Economics from University of California Santa Barbara. Mr. Skoglund is a Certified Public Accountant in the State of California.

Pursuant to the terms of Mr. Skoglund’s employment agreement, the Company has agreed to pay Mr. Skoglund an annual base salary of $220,000. Mr. Skoglund will be eligible to receive a quarterly performance bonus of up to $16,500, based on Mr. Skoglund’s performance and the Company’s performance with respect to applicable performance targets to be set by the Company’s Chief Executive Officer. Mr. Skoglund will be granted an option to purchase 50,000 shares of the Company’s common stock at the fair market value of the common stock on December 1, 2008 and 10,000 Restricted Stock Units on December 1, 2008, with vesting over four years to commence as of November 18, 2008.

Item 9.01	Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Offer Letter made by Rackable Systems, Inc. to Jonathan J. Skoglund, dated October 14, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RACKABLE SYSTEMS, INC.
Dated: November 28, 2008
	By:	/s/ James Wheat
James Wheat
Senior Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description
10.1	Offer Letter made by Rackable Systems, Inc. to Jonathan J. Skoglund, dated October 14, 2008

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